Exhibit 10.11

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT (this “Agreement”), dated as of April 25, 2006, is entered into by and between Biovax Investment LLC, a Delaware limited liability company (“Fund”), Biovax Investment Corporation, a Delaware corporation (“Biovax”), U.S. Bancorp Community Investment Corporation, a Delaware corporation (“USB CIC”), and Biolender, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Biovax and USBCIC are members of Fund, with Biovax owning a 0.01% and USB CIC owning a 99.99% interest in the capital, profits, losses, cashflow, deductions and credits of Fund (such interests are “Biovax Interest” and “USB CIC Interest”, respectively, or together the “Interests”); and

WHEREAS, Fund has invested in a “qualified equity investment” in the Telesis CDE Two, LLC, a Delaware limited liability company, and expects to be allocated New Market Tax Credits pursuant to Section 45D of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such investment beginning on April 25, 2006;

WHEREAS, Purchaser desires to grant to Biovax and USB CIC rights to sell the Interests on the terms and subject to the conditions set forth herein; and

WHEREAS, Fund consents to Purchaser’s ability to purchase the Interests on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Commencing on the date seven (7) years and one (1) day following the execution of this Agreement, Biovax and USB CIC shall each have the right to require Purchaser to purchase the Biovax Interest and the USB CIC Interest, respectively. Such rights shall continue for a period of three (3) months (the “Exercise Period”). These options may be exercised by Biovax and/or USB CIC (i) giving written notice to Purchaser at any time during the Exercise Period or not more than 30 days before the beginning of such period, and (ii) agreeing that the closing of the purchase of either (or both) of the Interests pursuant to this Agreement shall occur not more than 30 days after the date on which the selling party delivers said notice to Purchaser. In the event that Biovax exercises its right to put the Biovax Interest to Purchaser, Purchaser shall pay Biovax $1,000. In the event that USB CIC exercises its right to put the USB CIC Interest to Purchaser, Purchaser shall pay USB CIC $180,000.

The entire sales prices to be paid by Purchaser, if any, are to be paid at the closing in cash or immediately available funds, unless otherwise mutually agreed. If Purchaser has insufficient assets to pay either such sales price, neither Biovax nor USB CIC shall have recourse against the Fund or its members. If Purchaser does not pay the sales price to Biovax and/or USB CIC, as the case may be, on the date set for closing, such exercising party may, at its sole option, either: (i) retain its respective Biovax Interest or USB CIC Interest, or (ii) execute and deliver an assignment of such interest to Purchaser, in which case such party would have no further interest in the Fund, but shall have a claim against the Purchaser for the sales price, and the Purchaser shall be the owner of the transferred interest. Should either or both of the Interests be put to Purchaser, each party is responsible for any costs of its own attorneys’ fees or otherwise incurred in connection with the closing. Upon the receipt of the required sales price to be paid in exchange for its interest, Biovax shall transfer the Biovax Interest and/or USB CIC shall transfer the USB CIC Interest, as free and clear of any liens, charges, encumbrances or interests of any third party and shall execute or cause to be executed any documents required to fully transfer such interest. As of the effective date of such closing(s), the selling party shall have no further interest in the Fund. If Biovax and/or USB CIC fails to exercise its put option pursuant to this Agreement, this Agreement shall terminate.

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, personal representatives, successors and assigns. No party to this Agreement may assign the rights under this Agreement without the consent of each other party hereto. Any amendment(s) to this Agreement shall be effective only if set forth in writing and signed by each party hereto.

3. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

4. No party hereto shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such party. The waiver by any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

5. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

6. The execution of this Agreement constitutes the consent required of either Biovax or USB CIC, or both, under Section 9.01 of the Fund Operating Agreement in order to transfer either the Biovax Interest or the USB CIC Interest, respectively, or both Interests.

7. This Agreement and any amendments hereto may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart. This Agreement may also be executed as facsimile originals and each copy of this Agreement bearing the facsimile transmitted signature of any party’s authorized representative shall be deemed to be an original.

[No further text on this page; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Biovax Investment LLC,
a Delaware limited liability company

By:	Biovax Investment Corporation
Its:	Manager

By:

Its:

Biovax Investment Corporation, a Delaware corporation

By:
Its:

By:

Its:

U.S. Bancorp Community Investment Corporation, a Delaware corporation

By:
Matthew L. Philpott
	Its:	Business Development Associate

Biolender, LLC, a Delaware limited liability company

By:		/s/ James A. McNulty
Its:

By:

	Its:	CFO/Secretary of Biovest, Managing Member

Signature Page – Put Option